Exhibit 10.4

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into effective as of the 31st day of January, 2019 (the "Amendment Date") by and between RYAN BOONE COUNTY, LLC ("Landlord"), AMERICAN OUTDOOR BRANDS SALES COMPANY, formerly known as SMITH & WESSON CORP. ("Tenant") and AMERICAN OUTDOOR BRANDS CORPORATION ("Guarantor").

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of October 26, 2017, as amended by that certain First Amendment to Lease Agreement dated October 25, 2018 (collectively the "Lease"), pursuant to which Tenant agreed to lease an approximately 632,774 square foot office and warehouse facility constructed by Landlord in Boone County, Missouri (the "Project"); and

WHEREAS, Guarantor executed that certain Guaranty, dated October 26, 2017 (the "Guaranty"),

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below; and

WHEREAS, Guarantor has agreed to enter into this Amendment for purposes of consenting to the terms hereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Defined Terms. For purposes of this Amendment, including, but not limited to, the foregoing recitals, all capitalized terms defined in the Lease and not in this Amendment shall have the meaning ascribed to them in the Lease.

2.
Land. The legal description of the Land has been modified and accordingly, Exhibit A to the Lease is hereby deleted and replaced with Exhibit A attached hereto.

3.
Delivery Date. Section 1.01(xiii) is hereby amended to read: "Delivery Date means October 27, 2018."

4.
Gross Building Area. Section 1.01(xiii) is hereby amended to read: "Gross Building Area: 632,774 square feet."

5.
Rent Commencement Date. Section 1.01 (lix) is hereby amended to read: "Rent Commencement Date" means November 26, 2018."

6.
Incentive Agreements and Incentive Memorandum. Section 1.01(xxix) of the Lease is hereby deleted in its entirety. The obligations of Landlord pursuant to the first sentence of Section 2.02(a) shall be deemed completed and fully satisfied, and all other references in the Lease to "Incentive Memorandum" are hereby deleted in their entirety. Section 1.01(xxviii) of the Lease is hereby deleted in its entirety and replaced with the following:

"Incentive Agreements" means the final document and other agreements as executed by the applicable parties in connection with the issuance of the $44,000,000 Taxable Industrial Development Revenue Bonds (Smith & Wesson Corp. Project), Series 2017, as set forth on Exhibit N, attached to the Second Amendment of this Lease and incorporated herein by reference.

7.
Permitted Exceptions. Exhibit D is hereby deleted and replaced with Exhibit D attached hereto.

8.
Tenant's Insurance. Subsection (ii) of the first sentence of Section 11.01(a) is hereby modified to read as follows:

"(ii) property insurance on Tenant's Alterations;"

9.
Landlord's Insurance. The first sentence of Section 11.02 is hereby modified to delete the words:

", unless Tenant is maintaining the same pursuant to Section 11.01"

10.
Leasehold Mortgages. Section 15.01 is hereby amended to add the following as a fourth sentence to such Section:

"All Leasehold mortgages shall be automatically subordinate to any mortgages entered into by Landlord, and Tenant, upon Landlord's request, shall deliver a subordination agreement from its lender in favor of Landlord's lender."

11.
Limitation Upon Landlord's Liability. The second sentence of Section 26.22 is hereby amended to read as follows:

"Notwithstanding anything herein to the contrary. Tenant specifically agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, partners, members, managers, directors, employees, affiliates, subsidiaries or parents of Landlord) shall never be personally liable for any such judgment. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Premises, and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder, and Tenant shall look solely to such successor in interest of Landlord for the performance of such obligations."

12.
Guarantor. Guarantor hereby consents to this Amendment, ratifies and reaffirms its the Guaranty and agrees the Guaranty shall apply to the Lease, as amended hereby.

13.
Miscellaneous. Except as amended by this Amendment, the Lease (including, without limitation, all exhibits thereto) remains unchanged and in full force and effect. The Lease, as amended by this Amendment, is hereby ratified and affirmed by Landlord and Tenant. This Amendment may be executed in separate counterparts and it shall be fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one (1) counterpart contains the signatures of all of the parties to this Amendment. This Amendment shall be governed by the laws of the State of Missouri. All of the parties to this Amendment have agreed to its particular language, and any question regarding the meaning of this Amendment shall not be resolved by any rule providing for construction against the party who caused the uncertainty to exist or against the draftsman. This Amendment shall be binding upon, and insure to the benefit of, the parties hereto and their respective successors and assigns. For purposes of this Amendment, time shall be considered of the essence. If any legal proceeding is commenced related to this Amendment, the prevailing party in such proceeding shall be entitled to recover the reasonable attorneys' fees, court costs and litigation expenses it incurs in connection therewith from the non-prevailing party therein.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TENANT:

AMERICAN OUTDOOR BRANDS SALES COMPANY, formerly known as SMITH & WESSON CORP.

By:	/s/ Robert J. Cicero
Name:	Robert J. Cicero
Title:	SVP, GC, CCO & Secretary

GUARANTOR:

AMERICAN OUTDOOR BRANDS

By:	/s/ Robert J. Cicero
Name:	Robert J. Cicero
Title:	SVP, GC, CCO & Secretary

LANDLORD:

RYAN BOONE COUNTY, LLC

By:	/s/ Timothy M Gray
Name:	Timothy M Gray
Title:	Manager